Exhibit 99.1


                     CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northeast Utilities (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), we, Michael G. Morris, Chairman, President and Chief Executive Officer of the Company and John H. Forsgren, Vice Chairman, Executive Vice President and Chief Financial
Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Michael G. Morris
    -----------------------------------------------
    (Signature)
    Michael G. Morris
    Chairman, President and Chief Executive Officer


/s/ John H. Forsgren
    -----------------------------------------------
    (Signature)
    John H. Forsgren
    Vice Chairman, Executive Vice President
    and Chief Financial Officer

August 7, 2002